FOR IMMEDIATE RELEASE                            Exhibit 99.1

CONTACT:	Robert F. Mangano
President & Chief Executive Officer
(609) 655-4500

1ST CONSTITUTION BANCORP ANNOUNCES ELECTION OF
RAYMOND R. CICCONE, CPA AS DIRECTOR
CRANBURY, NJ - November 26, 2019 - 1st Constitution Bancorp (NASDAQ: FCCY) (“1st Constitution”), the parent company of 1st Constitution Bank (the “Bank”), today announced the election of Raymond R. Ciccone, CPA, to the Boards of Directors of 1st Constitution and the Bank. Mr. Ciccone, a former director of Shore Community Bank, will serve an initial term expiring at 1st Constitution’s 2020 Annual Meeting of Shareholders.
Mr. Ciccone, 62, was a director of Shore Community Bank since 2008 and served as Chairman of the Audit Committee. Mr. Ciccone has been practicing forensic accounting for over 30 years. Mr. Ciccone is the managing partner of Ciccone, Koseff & Company, Certified Public Accountants in Ship Bottom, New Jersey, which he founded in 1988. Since 1995, Mr. Ciccone is also a partner and practices as a forensic accountant with The Forensic Accounting Group, Inc., which specializes in providing litigation services, due diligence review, business consulting, claim investigation, expert witness services and more to individuals and businesses. In addition to being a Certified Public Accountant and Certified in Financial Forensics by the American Institute of Certified Public Accountants, Mr. Ciccone holds a Bachelor of Science degree in Accounting from Stockton University and Master of Science degree in Taxation from Seton Hall University. Mr. Ciccone currently serves as a Trustee and Chairman of the Audit Committee of Stockton University.

About 1st Constitution Bancorp
1st Constitution Bancorp, through its primary subsidiary, 1st Constitution Bank, has approximately $1.6 billion of assets and operates 26 branch banking offices in Asbury Park, Cranbury (2), Fair Haven, Fort Lee, Freehold, Hamilton, Hightstown, Hillsborough, Hopewell, Jackson, Jamesburg, Lawrenceville, Little Silver, Long Branch, Manahawkin, Neptune City, Perth Amboy, Plainsboro, Princeton, Rocky Hill, Rumson, Shrewsbury and Toms River (3) New Jersey, following the merger with Shore Community Bank.
1st Constitution Bancorp is traded on the NASDAQ Global Market under the trading symbol “FCCY” and information about 1st Constitution Bancorp can be accessed through the Internet at www.1STCONSTITUTION.com.
Cautionary Language Concerning Forward-Looking Statements
Information set forth in this press release, including statements as to the effects of the merger, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the rules, regulations and releases of the Securities and Exchange Commission (the “SEC”).  Such forward-looking statements include, but are not limited to, statements about the benefits of the merger, including future financial and operating results, and the combined company’s plans, objectives, expectations and intentions.  Any statements that are not statements of historical fact, including statements containing such words as “will,” “could,” “plans,” “intends,” “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “anticipate,” “estimated,” or similar expressions, should also be considered forward-looking statements, although not all forward-

looking statements contain these identifying words.  Readers should not place undue influence on these forward-looking statements, which are based upon the current beliefs and expectations of management.  These forward-looking statements are subject to risks and uncertainties, and actual results might differ materially from those discussed in, or implied by, the forward-looking statements.
There are important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including the factors described in the 1st Constitution 2018 Annual Report on Form 10-K, which was filed with the SEC on March 15, 2019.  Although management has taken certain steps to mitigate any negative effect of the aforementioned items, significant unfavorable changes could severely impact the assumptions used and could have an adverse effect on profitability.
1st Constitution undertakes no obligation to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise, except as required by law.

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